EXHIBIT 99.1

Mr. William Lerner, Esq. nominated to the Board of Directors of Sanomedics International Holdings, Inc.

MIAMI, FLORIDA, March 8, 2013 /PRNewswire via COMTEX/ -- Sanomedics International Holdings, Inc. (OTCQB: SIMH), a medical technology holding Company that focuses on game changing products, services and ideas, announces that William Lerner, Esq. has been nominated to serve as a director of the Company.

Mr. Lerner, a graduate of Cornell University and of the New York University School of Law, is a member of the bars of New York and Pennsylvania, with a Peer Rating for more than 25 years of AV (Martindale Hubbell). His career includes service with the U.S. Securities & Exchange Commission, The American Stock Exchange and as General Counsel to a major New York Stock Exchange brokerage/investment banking/financial services firm. Most recently Mr. Lerner has been and is engaged in the private practice of corporate and securities law in New York and in Pennsylvania, and in Toronto, Canada as a Consultant in providing strategic and legal consulting as well as corporate governance and crisis management services to both public and private companies both in the United States and in Canada.

Mr. Lerner is also a member of the Board of Trustees (and Chairman of the Compliance Committee) of the Daily Income Fund, a money market mutual fund whose portfolio is managed by Reich & Tang Asset Management, LLC (NYC). The Manager is an affiliate of Natixis Global Asset Management headquartered in Paris, France and Boston, Massachusetts.

Mr. Lerner is a director of National Holdings Corporation, a holding company for National Securities Corporation, vFinance Investments, Inc., National Asset Management, Inc. and National Insurance Corporation. National Securities and vFinance are broker-dealers registered with the Securities and Exchange Commission, and members of FINRA and SIPC. National Asset Management is an SEC registered investment adviser, and National Insurance provides a full array of fixed insurance products. (See: www,nhldcorp.com)

Mr. Lerner is an adviser to Fiduciary Compliance Associates LLC (formed by Charles Lerner Esq., former Special Counsel to the Division of Enforcement at the SEC in Washington, DC and Director of Enforcement at the Pension and Welfare Benefits Administration at the US Department of Labor). Fiduciary Compliance (www.fiduciaryca.com) provides full service compliance support to investment advisers, private investment funds, and financial firms in the US and Europe.

 Sanomedics International Holdings Keith Houlihan, Co-founder and President stated, “ We are very excited to have someone of Mr. Lerner’s caliber and experience on our Board to help guide us as we implement our strategy and take advantage of the market opportunities ahead.”

Additionally the Company announces acceptance of the resignation of its CEO, Mr. Dom Gatto effective March 8, 2013. Mr. Gatto gladly offered to assist the Company during the transition and search for a replacement. Pending a replacement the company’s present management team will share in the CEO’s responsibilities.

About Sanomedics

Sanomedics International Holdings, Inc. (SIMH) is a medical technology holding company that focuses on game changing products, services and ideas – a place where physicians, entrepreneurs, and medical companies can work together to drive innovative technologies through concept, development, and ultimately commercialization. We plan to grow our existing business organically and through strategic acquisitions specifically relating to sleep disorder diagnosis treatments. Sanomedics seeks to acquire sleep therapy operating businesses and our strategy is to integrate a portfolio of world-class products and service providers in the growing Sleep Apnea market. Our goal is to provide Sleep Apnea patients with a reliable and integrated "end-to-end" service platform.

Forward Looking Statements

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The Company's periodic filings with the Securities and Exchange Commission should be viewed for a complete understanding of risk and uncertainty.

Contact: Keith Houlihan, 305-433-7814, keith@sanomedics.com